Exhibit 99.1

For Immediate Release:

Media Contact:	Investor Contact:
Marty Richmond	Samir Khanal
Vice President Marketing and Corporate Communications	Senior Director of Investor Relations
216.755.5500	216.755.5500
mrichmond@ddr.com	skhanal@ddr.com

DDR REPORTS OPERATING FFO PER DILUTED SHARE

OF $0.24 FOR THE QUARTER ENDED SEPTEMBER 30, 2011

BEACHWOOD, OHIO, October 27, 2011 – DDR Corp. (NYSE: DDR) today announced operating results for the quarter ended September 30, 2011.

SIGNIFICANT THIRD QUARTER ACTIVITY

•	Reported operating FFO of $0.24 per diluted share, which excludes certain non-operating items

•	Continued strong leasing performance with the execution of a total of 516 new leases and renewals for over 2.5 million square feet

•	Increased the portfolio leased rate to 93.4% at September 30, 2011 from 93.0% at June 30, 2011 and 92.2% at September 30, 2010

•

Generated positive leasing spreads, with new leases up 15.8% and renewals up 5.7%, for a blended overall spread of 7.3%, which represents a continued improvement from the blended spread of 6.0% for the second quarter of 2011 and the blended spread of 5.0% for the third quarter of 2010

•	Reported same store net operating income growth of 3.7% as compared to an increase of 2.0% for the third quarter of 2010

•	Completed $59 million of sales of non-prime assets

•	Completed $110 million of acquisitions of prime assets

•	Invested $10 million in a loan collateralized by a prime shopping center

“We are pleased to report another strong quarter of operating metrics highlighted by continued momentum in leasing transactions generated from growing retailers seeking high-quality real estate in a supply constrained market,” commented DDR’s president and chief executive officer, Daniel B. Hurwitz. “In addition, our ability to source attractive investment opportunities that support the continuation of our capital recycling strategy will provide compelling returns to our shareholders and continue to improve our overall asset quality.”

FINANCIAL HIGHLIGHTS

The Company’s third quarter operating Funds From Operations (“FFO”) was $67.4 million, or $0.24 per diluted share, before $59.3 million of net adjustments. The net adjustments do not include approximately $6.6 million of gains recognized on asset sales already excluded from FFO.

The charges and gains, primarily non-cash, for the periods ended September 30, 2011, are summarized as follows (in millions):

	Three Months	Nine Months
Non-cash impairment charges – consolidated assets	$51.2	$68.5
Executive separation charge	0.3	11.0
Loss on debt retirement, net	0.1	0.1
Non-cash gain on equity derivative instruments (Otto Family warrants)	—	(21.9)
Other (income) expense, net (1)	(0.2)	4.8
Equity in net income of joint ventures – loss on asset sales net of gain on debt extinguishment	6.3	7.5
Impairment of joint venture investments	—	1.6
Non-cash gain on change in control of interests	—	(22.7)
Discontinued operations – non-cash consolidated impairment charges, loss on sales and gain on debt extinguishment	10.5	27.4
Discontinued operations – non-cash gain on deconsolidation of interests	(4.7)	(4.7)
Gain on disposition of real estate (land), net	(0.4)	(0.4)
Non-controlling interest – portion of impairment charges allocated to outside partners	(3.8)	(3.8)
Write-off of original preferred share issuance costs	—	6.4

Total adjustments from FFO to operating FFO	$59.3	$73.8

(1)	Amounts included in Other (income) expense are detailed as follows:

	Three Months	Nine Months
Loss on sale of mezzanine note receivable	$—	$5.0
Litigation expenditures	—	2.0
Settlement gain of lease liability obligation	—	(2.6)
Debt extinguishment gain, net	(0.5)	(0.3)
Other	0.3	0.7

	$(0.2)	$4.8

FFO applicable to common shareholders for the three-month period ended September 30, 2011, including the above net adjustments, was $8.1 million, or $0.03 per diluted share, which compares to FFO of $37.1 million, or $0.14 per diluted share, for the prior-year comparable period. The decrease in FFO for the three-month period ended September 30, 2011, is primarily the result of an increase in the aggregate impairment charges recorded in 2011 offset by the effect of the non-cash valuation adjustments associated with the warrants issued to the Otto family that were exercised in full for cash in the first quarter of 2011.

FFO applicable to common shareholders for the nine-month period ended September 30, 2011, including the above net adjustments, was $121.3 million, or $0.36 per diluted share, which compares to FFO of $32.7 million, or $0.13 per diluted share, for the prior-year comparable period. The increase in FFO for the nine-month period ended September 30, 2011, is primarily the result of a reduction in the aggregate impairment charges recorded in 2011, the gain on change in control of interests related to the Company’s acquisition of two assets from unconsolidated joint ventures and the effect of the non-cash valuation adjustments associated with the warrants partially offset by an executive separation charge and the write-off of the original issuance costs from the redemption of the Company’s Class G cumulative redeemable preferred shares.

Net loss applicable to common shareholders for the three-month period ended September 30, 2011, was $50.0 million, or $0.18 per diluted share, which compares to a net loss of $24.9 million, or $0.10 per diluted share, for the prior-year comparable period. Net loss applicable to common shareholders for the nine-month period ended September 30, 2011, was $52.1 million, or $0.20 per diluted share, which compares to a net loss of $156.8 million, or $0.65 per diluted share, for the prior-year comparable period. The changes in net loss applicable to common shareholders for the three- and nine-month periods ended September 30, 2011, is primarily due to the same factors impacting FFO as explained above.

LEASING & PORTFOLIO OPERATIONS

The following results for the three-month period ended September 30, 2011, highlight continued strong leasing activity throughout the portfolio:

•	Executed 220 new leases aggregating approximately 1.0 million square feet and 296 renewals aggregating approximately 1.5 million square feet.

•	Total portfolio average annualized base rent per occupied square foot as of September 30, 2011 was $13.76, as compared to $13.21 at September 30, 2010.

•	The portfolio leased rate was 93.4% at September 30, 2011, as compared to 93.0% at June 30, 2011 and 92.2% at September 30, 2010.

•	On a cash basis, rental rates for new leases increased by 15.8% over prior rents and renewals increased by 5.7%, resulting in an overall blended spread of 7.3%.

•	Same store net operating income (“NOI”) increased 3.7% for the three-month period ended September 30, 2011 over the prior-year comparable period.

ACQUISITIONS & INVESTMENTS

In the third quarter of 2011, the Company acquired three prime assets aggregating 463,677 square feet for a total purchase price of approximately $110.0 million. The Company assumed an aggregate of $67.0 million of mortgage debt in connection with these acquisitions. Two of the prime assets are in Charlotte, North Carolina (Cotswold Village and The Terraces at SouthPark) and one prime asset is in Colorado Springs, Colorado (Chapel Hills East). The assets range between 96% and 100% leased and are occupied by many high-quality retailers typically found in DDR shopping centers including Whole Foods, Marshalls, PetSmart, Best Buy, Harris Teeter, ULTA, Old Navy, and DSW.

As previously announced in the third quarter, the Company has an agreement to acquire Polaris Towne Center in Columbus, Ohio, for $80 million, including the assumption of $45 million in mortgage debt currently encumbering the property. Polaris is a 720,779 square-foot prime asset anchored by Target, Lowe’s, Kroger, Best Buy, T.J.Maxx, Old Navy and ULTA. In connection with this transaction, the Company anticipates selling Town Center Plaza in Leawood, Kansas for $139 million. The Company currently anticipates recognizing a gain, estimated to be approximately $60 million, in connection with the sale of Town Center Plaza, which amount is subject to change based on actual closing and other costs associated with the sale. It is anticipated that this transaction will close in the fourth quarter of 2011, subject to the satisfaction or waiver of customary closing conditions.

In September 2011, the Company invested $10 million in a loan collateralized by a prime shopping center in Miami, Florida.

DISPOSITIONS

The Company sold nine consolidated non-prime assets, aggregating approximately 0.9 million square feet, in the third quarter of 2011, generating gross proceeds of approximately $42.0 million. In addition, the Company sold $17.1 million of consolidated non-income producing assets. The Company recorded an aggregate net loss of approximately $1.4 million related to asset sales in the third quarter of 2011.

2011 GUIDANCE

The Company is tightening its guidance for operating FFO for 2011 to a range between $0.95—$1.00 per diluted share.

NON-GAAP DISCLOSURES

FFO is a supplemental non-GAAP financial measurement used as a standard in the real estate industry and a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that FFO and operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group. Neither FFO nor operating FFO represents cash generated from operating activities in accordance with generally accepted accounting principles (“GAAP”), is necessarily indicative of cash available to fund cash needs and should be considered as an alternative to net income computed in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO is defined and calculated by the Company as net income, adjusted to exclude: (i) preferred share dividends, (ii) gains from disposition of depreciable real estate property, except for gains generated from merchant build asset sales, which are presented net of taxes, and those gains that represent the recapture of a previously recognized impairment charge, (iii) extraordinary items and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income from joint ventures and equity income from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company calculates operating FFO by excluding the non-operating charges and gains described above. Other real estate companies may calculate FFO and operating FFO in a different manner. FFO excluding the net non-operating items detailed above is useful to investors as the Company removes these charges and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. A reconciliation of net income (loss) to FFO and operating FFO is presented in the financial highlights section of the Company’s quarterly supplement.

SAFE HARBOR

DDR considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; our ability to sell assets on commercially reasonable terms; our ability to secure equity or debt financing on commercially acceptable terms or at all; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; and the finalization of the financial statements for the three-month period ended September 30, 2011. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s Form 10-K for the year ended December 31, 2010. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

ABOUT DDR

DDR is an owner and manager of 538 value-oriented shopping centers representing 140 million square feet in 41 states, Puerto Rico and Brazil. The Company’s assets are concentrated in high barrier-to-entry markets with stable populations and high growth potential and its portfolio is actively managed to create long-term shareholder value. DDR is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol DDR. Additional information about the company is available at www.ddr.com.

CONFERENCE CALL INFORMATION & SUPPLEMENTAL MATERIALS

A copy of the Company’s Supplemental Financial/Operational package is available to all interested parties upon request to Samir Khanal, at the Company’s corporate office, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or at www.ddr.com.

The Company will hold its quarterly conference call tomorrow, October 28, 2011, at 10:00 a.m. Eastern Daylight Time. To participate, please dial 800.638.4930 (domestic), or 617.614.3944 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 52381365. Access to the live call and replay will also be available through the Company’s website. The replay will be available through November 4, 2011.

DDR Corp.

Financial Highlights

(In thousands)

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2011	2010	2011	2010
Revenues:
Minimum rents (A)	$131,457	$129,120	$393,146	$388,393
Percentage and overage rents (A)	1,110	895	3,812	3,319
Recoveries from tenants	42,586	43,331	131,898	130,038
Ancillary and other property income	7,535	5,692	21,658	14,844
Management, development and other fee income	11,210	12,961	34,852	40,122
Other (B)	2,550	993	4,726	6,798

	196,448	192,992	590,092	583,514

Expenses:
Operating and maintenance (C)	34,027	32,473	106,937	100,277
Real estate taxes	26,465	28,747	79,217	79,956
Impairment charges (D)	51,245	—	68,457	59,277
General and administrative (E)	17,954	20,180	65,310	62,546
Depreciation and amortization	56,249	53,052	166,496	159,705

	185,940	134,452	486,417	461,761

Other income (expense):
Interest income	2,459	1,614	7,675	4,425
Interest expense (F)	(58,169)	(52,014)	(175,218)	(161,488)
(Loss) gain on debt retirement, net (F)	(134)	333	(134)	333
(Loss) gain on equity derivative instruments (G)	—	(11,278)	21,926	(14,618)
Other income (expense), net (H)	182	(3,874)	(4,825)	(18,357)

	(55,662)	(65,219)	(150,576)	(189,705)

Loss before earnings from equity method investments and other items	(45,154)	(6,679)	(46,901)	(67,952)
Equity in net (loss) income of joint ventures (I)	(2,590)	(4,801)	15,951	(3,777)
Impairment of joint venture investments (D)	—	—	(1,671)	—
Gain on change in control of interests (J)	—	—	22,710	—
Tax (expense) benefit of taxable REIT subsidiaries and state franchise and income taxes	(299)	(1,118)	(1,041)	1,527

Loss from continuing operations	(48,043)	(12,598)	(10,952)	(70,202)
Loss from discontinued operations (K)	(5,226)	(3,307)	(21,656)	(93,371)

Loss before gain on disposition of real estate	(53,269)	(15,905)	(32,608)	(163,573)
Gain on disposition of real estate, net of tax	6,587	145	8,036	61

Net loss	(46,682)	(15,760)	(24,572)	(163,512)
Non-controlling interests	3,693	1,450	3,512	38,380

Net loss attributable to DDR	$(42,989)	$(14,310)	$(21,060)	$(125,132)

Net loss applicable to common shareholders	$(49,956)	$(24,877)	$(52,082)	$(156,834)

Funds From Operations (“FFO”):
Net loss applicable to common shareholders	$(49,956)	$(24,877)	$(52,082)	$(156,834)
Depreciation and amortization of real estate investments	54,474	53,026	163,197	161,769
Equity in net loss (income) of joint ventures (I)	2,590	4,801	(15,951)	3,777
Joint ventures’ FFO (I)	7,569	10,457	35,158	32,319
Non-controlling interests (OP Units)	24	8	56	24
Gain on disposition of depreciable real estate	(6,602)	(6,339)	(9,120)	(8,394)

FFO applicable to common shareholders	8,099	37,076	121,258	32,661
Write-off of original preferred share issuance costs (L)	—	—	6,402	—
Preferred dividends	6,967	10,567	24,620	31,702

FFO	$15,066	$47,643	$152,280	$64,363

Per share data:
Earnings per common share
Basic	$(0.18)	$(0.10)	$(0.20)	$(0.65)

Diluted	$(0.18)	$(0.10)	$(0.20)	$(0.65)

Basic – average shares outstanding	274,639	249,139	268,270	241,679

Diluted – average shares outstanding	274,639	249,139	268,270	241,679

Dividends Declared	$0.06	$0.02	$0.14	$0.06

Funds From Operations – Basic (M)	$0.03	$0.15	$0.45	$0.13

Funds From Operations – Diluted (M)	$0.03	$0.14	$0.36	$0.13

DDR Corp.

Financial Highlights

(In thousands)

Selected Balance Sheet Data
	September 30, 2011	December 31, 2010
Assets:
Real estate and rental property:
Land	$1,852,940	$1,837,403
Buildings	5,494,699	5,491,489
Fixtures and tenant improvements	372,670	339,129

	7,720,309	7,668,021
Less: Accumulated depreciation	(1,537,709)	(1,452,112)

	6,182,600	6,215,909
Land held for development and construction in progress	644,028	743,218
Real estate held for sale, net	6,284	—

Real estate, net	6,832,912	6,959,127

Investments in and advances to joint ventures	376,613	417,223
Cash	20,681	19,416
Restricted cash	4,006	4,285
Notes receivable, net	112,458	120,330
Receivables, including straight-line rent, net	118,331	123,259
Other assets, net	138,180	124,450

	$7,603,181	$7,768,090

Liabilities & Equity:
Indebtedness:
Revolving credit facilities	$226,433	$279,865
Unsecured debt	2,158,931	2,043,582
Mortgage and other secured debt	1,840,357	1,978,553

	4,225,721	4,302,000
Dividends payable	23,585	12,092
Equity derivative liability (G)	—	96,237
Other liabilities	249,557	223,074

Total liabilities	4,498,863	4,633,403

Preferred shares (L)	375,000	555,000
Common shares (M)	27,708	25,627
Paid-in-capital (G)	4,136,752	3,868,990
Accumulated distributions in excess of net income	(1,469,432)	(1,378,341)
Deferred compensation obligation	12,781	14,318
Accumulated other comprehensive income	1,885	25,646
Less: Common shares in treasury at cost	(13,347)	(14,638)
Non-controlling interests	32,971	38,085

Total equity	3,104,318	3,134,687

	$7,603,181	$7,768,090

DDR Corp.

Financial Highlights

(A)	Base and percentage rental revenues for the nine-month period ended September 30, 2011, as compared to the prior-year comparable period, increased $6.5 million. This increase consisted of increased leasing activity at comparable portfolio properties, contributing $4.0 million and the acquisition of interests in five shopping centers, generating an additional $3.7 million in revenues offset by a net decrease in revenues from development and redevelopment assets of $1.2 million. Included in rental revenues for the nine-month periods ended September 30, 2011 and 2010, is approximately $0.2 million and $1.7 million, respectively, of revenue resulting from the recognition of straight-line rents, including discontinued operations.

(B)	Other revenues were comprised of the following (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2011	2010	2011	2010
Lease termination fees	$2.6	$0.5	$3.9	$4.1
Financing fees	—	0.3	0.3	0.7
Other miscellaneous	—	0.2	0.5	2.0

	$2.6	$1.0	$4.7	$6.8

(C)	Operating and maintenance expense, including discontinued operations, includes the following expenses (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2011	2010	2011	2010
Bad debt expense	$2.3	$2.9	$7.1	$10.2
Ground rent expense (1)	1.1	1.2	3.2	3.7

(1)	Includes non-cash expense of approximately $0.5 million for both of the three-month periods ended September 30, 2011 and 2010, and approximately $1.5 million for both of the nine-month periods ended September 30, 2011 and 2010, related to straight-line ground rent expense.

(D)	The Company recorded impairment charges during the three- and nine-month periods ended September 30, 2011 and 2010, on the following (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2011	2010	2011	2010
Land held for development (1)	$40.2	$—	$40.2	$54.3
Undeveloped land	2.0	—	5.9	5.0
Assets marketed for sale	9.0	—	22.4	—

Total continuing operations	51.2	—	68.5	59.3

Sold assets or assets held for sale (2)	2.4	7.1	11.3	48.4
Assets formerly occupied by Mervyns (3)	—	—	—	35.3

Total discontinued operations	2.4	7.1	11.3	83.7

Joint venture investments	—	—	1.6	—

Total impairment charges	$53.6	$7.1	$81.4	$143.0

DDR Corp.

Financial Highlights

(1)	The 2011 impairment charges primarily related to land held for development in Yaroslavl, Russia and Brampton, Canada. The asset impairments were triggered by the execution of agreements during the third quarter for the sale of the Company’s interest in these projects. The 2010 impairment charges related to land held for development in Togliatti and Yaroslavl, Russia. The Company’s proportionate share of the impairment charges was $36.4 million and $41.9 million after adjusting for the allocation of loss to the non-controlling interest in the consolidated joint venture that owns the Yaroslavl project for the nine months ended September 30, 2011 and 2010, respectively.

(2)	See summary of discontinued operations activity in note (K).

(3)	The Company’s proportionate share of these impairments was $16.5 million after adjusting for the allocation of loss to the non-controlling interest in this previously consolidated joint venture for the nine-month period ended September 30, 2010. These assets were deconsolidated in the third quarter of 2010 and all operating results, including the impairment charges, have been reclassified as discontinued operations. See note (K).

(E)	General and administrative expenses include internal leasing salaries, legal salaries and related expenses associated with the re-leasing of space, which are charged to operations as incurred. For the nine-month periods ended September 30, 2011 and 2010, general and administrative expenses were approximately 5.3% and 5.0% of total revenues, respectively, including joint venture and managed property revenues.

During the nine-month period ended September 30, 2011, the Company recorded a charge of $11.0 million as a result of the termination without cause of its Executive Chairman, the terms of which were pursuant to his amended and restated employment agreement. During the nine-month period ended September 30, 2010, the Company incurred a $2.1 million separation charge related to the departure of an executive officer. Excluding these separation charges, general and administrative expenses were 4.4% and 4.9% of total revenues for the nine-month periods ended September 30, 2011 and 2010, respectively.

(F)	The Company recorded the following in connection with its outstanding convertible debt (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2011	2010	2011	2010
Non-cash interest expense related to amortization of the debt discount	$3.8	$1.4	$11.5	$5.2
Non-cash adjustment to (loss) gain on repurchase	0.1	—	0.1	4.8

(G)	Represents the non-cash impact of the valuation adjustments for the equity derivative instruments (warrants) issued as part of the share purchase transaction with the Otto Family completed in 2009. The warrants were exercised in full for cash in March 2011 and the related equity derivative liability was reclassified into paid-in-capital at the date of exercise.

DDR Corp.

Financial Highlights

(H)	Other income (expenses) were comprised of the following (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2011	2010	2011	2010
Litigation-related expenses	$—	$(3.5)	$(2.0)	$(13.5)
Loss on sale of mezzanine note receivable	—	—	(5.0)	—
Debt extinguishment gain (costs)	0.5	0.3	0.3	(3.3)
Settlement of lease liability obligation	—	—	2.6	—
Abandoned projects and other expenses	(0.3)	(0.7)	(0.7)	(1.6)

	$0.2	$(3.9)	$(4.8)	$(18.4)

(I)	At September 30, 2011 and 2010, the Company had an investment in joint ventures, excluding consolidated joint ventures, in 184 and 198 shopping center properties, respectively. See below for a summary of the combined condensed operating results and select balance sheet data of the Company’s unconsolidated joint ventures.

(J)	During the nine-month period ended September 30, 2011, the Company acquired its partners’ 50% interest in two shopping centers. The Company accounted for both of these transactions as step acquisitions. Due to the change in control that occurred, the Company recorded an aggregate gain associated with the acquisitions related to the difference between the Company’s carrying value and fair value of the previously held equity interest.

(K)	The operating results relating to assets classified as discontinued operations are summarized as follows (in thousands):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2011	2010	2011	2010
Revenues from operations	$1,563	$7,890	$10,782	$27,201

Operating expenses	109	3,571	3,640	14,638
Impairment charges	2,389	7,062	11,272	83,745
Interest, net	500	4,234	3,695	14,909
Depreciation and amortization	474	2,440	3,495	9,899

Total expenses	3,472	17,307	22,102	123,191

Loss before disposition of real estate	(1,909)	(9,417)	(11,320)	(95,990)
Gain on deconsolidation of interests	4,716	5,221	4,716	5,221
(Loss) gain on disposition of real estate, net	(8,033)	889	(15,052)	(2,602)

Net loss	$(5,226)	$(3,307)	$(21,656)	$(93,371)

(L)	In April 2011, the Company redeemed all of its 8.0% Class G cumulative redeemable preferred shares. The Company recorded a non-cash charge of approximately $6.4 million to net loss available to common shareholders in the second quarter of 2011 related to the write-off of the original issuance costs.

DDR Corp.

Financial Highlights

(M)	For purposes of computing FFO and operating FFO per share, the following share information was used (in millions):

	At September 30,
	2011	2010
Common shares outstanding	277.0	256.2
OP Units outstanding (“OP Units”)	0.4	0.4

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2011	2010	2011	2010
Weighted average common shares outstanding	276.8	251.2	270.4	243.3

Assumed conversion of OP Units	0.4	0.4	0.4	0.4

FFO Weighted average common shares and OP Units – Basic	277.2	251.6	270.8	243.7

Assumed conversion of dilutive securities	0.5	6.3	2.2	6.5

FFO and Operating FFO Weighted average common shares and OP Units – Diluted	277.7	257.9	273.0	250.2

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(In thousands)

Combined condensed income statements

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2011	2010	2011	2010
Revenues from operations (A)	$174,735	$160,440	$518,279	$479,095

Operating expenses	57,988	57,847	172,669	181,256
Impairment charges (B)	63,041	65	63,041	65
Depreciation and amortization of real estate investments	45,211	46,247	140,501	138,789
Interest expense	56,574	52,532	170,580	169,330

	222,814	156,691	546,791	489,440

(Loss) income from operations before tax expense and discontinued operations	(48,079)	3,749	(28,512)	(10,345)
Income tax expense	(9,434)	(4,114)	(26,963)	(13,947)

Loss from continuing operations	(57,513)	(365)	(55,475)	(24,292)
Discontinued operations:
Income (loss) from operations (C)	228	(7,583)	(244)	(19,742)
Gain on debt forgiveness (D)	—	—	2,976	—
(Loss) gain on disposition (E)	(593)	(13,340)	21,300	(25,303)

Loss before gain on disposition of assets	(57,878)	(21,288)	(31,443)	(69,337)
Gain on disposition of assets	—	—	—	17

Net loss	$(57,878)	$(21,288)	$(31,443)	$(69,320)

Non-controlling interests	(6,570)	10	(11,564)	(253)

Net loss attributable to unconsolidated joint ventures	(64,448)	(21,278)	(43,007)	(69,573)

Net (loss) income at DDR’s ownership interests (F)	$(6,199)	$(4,193)	$14,240	$(4,362)

FFO at DDR’s ownership interests (G)	$7,569	$10,457	$35,158	$32,319

Combined condensed balance sheets

	September 30, 2011	December 31, 2010
Land	$1,519,924	$1,566,682
Buildings	4,646,659	4,783,841
Fixtures and tenant improvements	162,398	154,292

	6,328,981	6,504,815
Less: Accumulated depreciation	(805,568)	(726,291)

	5,523,413	5,778,524
Land held for development and construction in progress (H)	258,986	174,237

Real estate, net	5,782,399	5,952,761
Cash and restricted cash	342,013	122,439
Receivables, including straight-line rent, net	108,486	111,569
Leasehold interests	9,426	10,296
Other assets, net	177,188	181,387

	$6,419,512	$6,378,452

Mortgage debt (I)	$3,891,045	$3,940,597
Notes and accrued interest payable to DDR	98,512	87,282
Other liabilities	227,569	186,333

	4,217,126	4,214,212
Accumulated equity	2,202,386	2,164,240

	$6,419,512	$6,378,452

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(A)	Revenues for the three- and nine-month periods include the following (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2011	2010	2011	2010
Straight-line rents	$1.0	$0.9	$3.6	$3.0
DDR’s proportionate share	0.2	0.1	0.9	0.4

(B)	For the three- and nine-month periods ended September 30, 2011, impairment charges were recorded on four assets being marketed for sale, of which the Company’s proportionate share of the impairment charges was approximately $6.2 million.

(C)	For the three- and nine-month periods ended September 30, 2010, impairment charges aggregating $8.8 million and $19.7 million, respectively, were reclassified to discontinued operations of which the Company’s proportionate share was approximately $0.3 million and $0.7 million, respectively.

(D)	Gain on debt forgiveness is related to one property owned by an unconsolidated joint venture that was transferred to the lender pursuant to a consensual foreclosure proceeding. The operations of the asset have been reclassified as discontinued operations in the combined condensed income statements for all periods presented.

(E)	Gain on disposition includes the sale of three properties by three separate unconsolidated joint ventures in 2011. The Company’s proportionate share of the aggregate gain for the assets sold for the nine-month period ended September 30, 2011 was approximately $10.5 million.

(F)	Adjustments to the Company’s share of joint venture equity in net income or loss primarily is related to basis differences impacting amortization and depreciation, impairment charges and (loss) gain on dispositions as follows (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2011	2010	2011	2010
Income (loss)	$3.6	$(0.6)	$1.7	$0.6

(G)	FFO from unconsolidated joint ventures are summarized as follows (in millions):

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2011	2010	2011	2010
Net loss attributable to unconsolidated joint ventures	$(64.5)	$(21.3)	$(43.0)	$(69.6)
Gain on sale of real estate	—	—	(22.7)	—
Depreciation and amortization of real estate investments	45.4	47.8	138.5	149.8

FFO	$(19.1)	$26.5	$72.8	$80.2

FFO at DDR ownership interests	$7.6	$10.5	$35.2	$32.3

Operating FFO at DDR’s ownership interests (1)	$13.9	$13.6	$42.7	$38.7

DDR joint venture distributions received, net (2)	$11.3	$7.3	$57.0	$29.3

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(1)	Excluded from operating FFO is the Company’s pro rata share of net charges included in equity in net income of joint ventures primarily related to impairment charges, gain on debt forgiveness and losses on the disposition of assets as disclosed earlier in this press release.

(2)	Includes loan repayments in 2011 of $23.0 million from the Company’s unconsolidated joint venture, which has assets located in Brazil.

(H)	The Company’s proportionate share of joint venture land held for development and construction in progress aggregated approximately $86.7 million and $71.7 million at September 30, 2011 and December 31, 2010, respectively.

(I)	The Company’s proportionate share of joint venture debt aggregated approximately $789.1 million and $833.8 million at September 30, 2011 and December 31, 2010, respectively. The $789.1 million includes approximately $48.2 million of non-recourse debt associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income, loss or FFO.